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                                                                  EXHIBIT 99.19


                                                      [FILED STAMP]
                                 NO. 2000-63917

JACK T. HAMMER,                       )          IN THE DISTRICT COURT OF
                                      )
                                      )
              Plaintiff,              )
                                      )
vs.                                   )
                                      )
SERVICE CORPORATION INTERNATIONAL,    )
ROBERT L. WALTRIP,                    )          HARRIS COUNTY, TEXAS
L. WILLIAM HEILIGBRODT,               )
GEORGE R. CHAMPAGNE,                  )
W. BLAIR WALTRIP,                     )
JAMES M. SHELGER,                     )
WESLEY T. MCRAE and                   )
PRICEWATERHOUSE COOPERS, L.L.P.,      )
                                      )
              Defendants.             )          165th JUDICIAL DISTRICT

              SERVICE CORPORATION INTERNATIONAL, ROBERT L. WALTRIP,
         L. WILLIAM HEILIGBRODT, GEORGE R. CHAMPAGNE, W. BLAIR WALTRIP,
             JAMES M. SHELGER, AND WESLEY T. MCRAE'S ORIGINAL ANSWER


         Defendants Service Corporation International, Robert L. Waltrip, L. William Heiligbrodt, George R. Champagne, W. Blair Waltrip, James M. Shelger and Wesley T. McRae (collectively "SCI Defendants") file their Original Answer, as follows.

                                 GENERAL DENIAL

         1. The SCI Defendants deny each and every, all and singular, material allegations contained in Plaintiff's Original Petition as provided under Rule 92 and demand that this court require the Plaintiff to prove its charges and allegations as required by the Constitution and laws of this state. Without waiving the foregoing general denial, the SCI Defendants assert the following affirmative defenses.


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                              AFFIRMATIVE DEFENSES

         2. Plaintiff has failed to take reasonable steps to mitigate damages.

         3. Plaintiff's claim for exemplary or punitive damages is barred because exemplary or punitive damages are not properly available and/or any award of exemplary or punitive damages is unconstitutional.

         4. Plaintiff's own conduct is the proximate cause of any damages sustained.

         5. Pursuant to Section 33A(2) of the Texas Securities Act, Plaintiff knew of any alleged untruth or omission.

         6. Pursuant to Section 33A(2) of the Texas Securities Act, the SCI Defendants did not know, and in the exercise of reasonable care, could not have known, of any alleged untruth or omission.

         WHEREFORE, premises considered, Service Corporation International, Robert L. Waltrip, L. William Heiligbrodt, George R. Champagne, W. Blair Waltrip, James M. Shelger and Wesley T. McRae pray that a take-nothing judgment be entered against the Plaintiff in this case, that the Plaintiff's claims be dismissed with prejudice to refile the same, and that Service Corporation International, Robert L. Waltrip, L. William Heiligbrodt, George R. Champagne,
W. Blair Waltrip, James M. Shelger and Wesley T. McRae receive any and all further relief to which they are entitled.

                             Respectfully submitted,

                             Bracewell & Patterson, L.L.P.


                             By: /s/ J. CLIFFORD GUNTER III        BY MOH
                                -----------------------------------------------
                                J. Clifford Gunter III
                                State Bar No. 08627000



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                                C. Thomas Kruse
                                State Bar No. 11742535

                                Michael D. Hopkins
                                State Bar No. 00793977

                                South Tower Pennzoil Place
                                711 Louisiana, Suite 2900
                                Houston, Texas 77002-2781
                                Telephone:  (713) 223-2900
                                Facsimile:  (713) 221-1212

                             Counsel for Defendants Service Corporation
                             International, Robert L. Waltrip, L. William
                             Heiligbrodt, George R. Champagne, W. Blair
                             Waltrip, James M. Shelger and Wesley T. McRae



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                             CERTIFICATE OF SERVICE

         I hereby certify that a true and correct copy of the foregoing document has been forwarded by U. S. Certified Mail, return receipt requested, on this 22nd day of January, 2001 to:

                           Randall C. Owens
                           The Owens Law Firm
                           1221 McKinney, Suite 3600
                           Houston, Texas 77010

                           David H. Flint
                           Schreeder, Wheeler & Flint, LLP
                           1600 Candler Building
                           127 Peachtree Street, N.E.
                           Atlanta, Georgia 30303

                           Attorneys for Plaintiff,
                           Jack T. Hammer


                           Harry M. Reasoner
                           James A. Reeder, Jr.
                           Vinson & Elkins L.L.P.
                           1001 Fannin Street #2300
                           Houston, Texas 77002-6760

                           Attorneys for Defendant
                           Pricewaterhouse Coopers LLP



                           /s/ MICHAEL D. HOPKINS   BY [ILLEGIBLE]
                           ---------------------------------------
                           Michael D. Hopkins




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